UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2013

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11 th Floor New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

Function (X) Inc., 159 East 70th Street, New York, New York 10021
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01  OTHER EVENTS.

Gregory Consiglio, the Company’s President and Chief Operating Officer, will be taking part in a panel at the Stifel Nicolaus 2013 Internet, Media, & Communications Conference on May 20, 2013 at 10:20 a.m. EDT, and will be presenting at the Conference on May 20, 2013 at 4:25 p.m. EDT. The Conference will be held at the Pierre Hotel, New York, NY and will be webcast at http://www.veracast.com/webcasts/stifel/internet2013/51109274.cfm (the presentation).

A copy of the presentation is attached as Exhibit 99.1 and is incorporated herein by reference.

The presentation and this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. All information provided in this Form 8-K is as of May 20, 2013.  Except as required by applicable federal securities law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit No.	Description

99.1	Company Presentation at the Stifel Nicolaus 2013 Internet, Media, & Communications Conference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC.

DATE: May 20, 2013	By:	/s/ Mitchell J. Nelson
	Name:	Mitchell J. Nelson
	Title:	Executive Vice President and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Company Presentation at the Stifel Nicolaus 2013 Internet, Media, & Communications Conference